December 6, 2016

Mr. Kevan P. Talbot

Re: Employment Agreement

Dear Kevan:

This letter confirms our agreement as to the extension, as set forth below, of the “Period of Employment” under your Employment Agreement dated January 21, 2014 with Sportsman’s Warehouse Holdings, Inc. (your “Employment Agreement”).

The first sentence of Section 1.3 of your Employment Agreement is hereby amended to read as follows:

“The “Period of Employment” shall commence on the Effective Date and shall continue through, and end with, February 2, 2019, subject to extension by mutual written agreement.”

Except as set forth above, your Employment Agreement continues in effect.

If this letter agreement accurately reflects our entire understanding and agreement regarding these matters, please sign this letter agreement in the space indicated below.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

	By:	John V. Schaefer
John V. Schaefer
	Title:	Chief Executive Officer and President

ACCEPTED AND AGREED:

/s/ Kevan P. Talbot
Kevan P. Talbot